Saba Capital Income & Opportunities Fund N -2/A

Exhibit (n)

Ernst & Young LLP One Manhattan West New York, NY 10001	Tel: +1 212 773 3000 ey.com

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated September 18, 2025, and each included in this Pre-Effective Amendment No. 1 to the Registration Statement (Form N-2, File No. 333-288532) of Saba Capital Income and Opportunities Fund (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated December 20, 2024, with respect to the consolidated financial statements and financial highlights of Saba Capital Income and Opportunities Fund included in the Annual Report (Form N-CSR) for the year ended October 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, NY

September 18, 2025